Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FIRST QUARTER 2022 RESULTS

WASHINGTON, D.C. – May 3, 2022 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended March 31, 2022.

Highlights for the Quarter Ended March 31, 2022:

•	Net income of $8.3 million, or $0.08 per share on a fully diluted basis
•	FFO of $33.1 million, or $0.33 per share on a fully diluted basis
•	FFO, as Adjusted of $32.0 million, or $0.31 per share on a fully diluted basis
•	CAD of $28.8 million
•

Issued 434,925 shares of the Company’s common stock through the Company’s $300.0 million ATM Program launched in December 2019 (the “December 2019 ATM Program”) at a net weighted average price of $21.63 per share, raising net proceeds to the Company of approximately $9.4 million. All shares issued in the quarter ended March 31, 2022 were issued in settlement of certain forward sales transactions entered into in prior quarters under the December 2019 ATM Program

•

Expects to receive, as of the date of this release, aggregate net proceeds of approximately $92.5 million from the sale of an aggregate of 4,259,000 shares of the Company's common stock that have not yet been settled, including 2,309,000 shares pursuant to the August 11, 2021 underwritten public offering (the “Offering”), and 1,950,000 shares from sales under the Company's December 2019 ATM Program, assuming these forward sales transactions are physically settled in full using a net weighted average combined initial forward sales price of $21.72 per share

“The Easterly portfolio is increasing in value,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “We are seeing this unique asset class garnering strong support in the real estate market. The fundamentals of U.S. Government leased real estate remain intact, and given the low yields in other sectors, we are seeing a great deal of interest in U.S. leased assets in general, and our bullseye properties in particular.”

Portfolio Operations

As of March 31, 2022, the Company or its joint venture (the “JV”) owned 89 operating properties in the United States encompassing approximately 8.6 million leased square feet, including 88 operating properties that were leased primarily to U.S. Government tenant agencies and one operating property that is entirely leased to a private tenant. In addition, the Company wholly owned one property under re-development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The re-development project, located in Atlanta, Georgia, is currently in design and, once complete, a 20-year lease with the GSA is expected to commence for the beneficial use of the U.S. Food and Drug Administration (FDA). As of March 31, 2022, the portfolio had a weighted average age of 13.9 years, based upon the date properties were built or renovated-to-suit and had a weighted average remaining lease term of 9.8 years.

Balance Sheet and Capital Markets Activity

As of March 31, 2022, the Company had total indebtedness of approximately $1.2 billion comprised of $35.0 million outstanding on its revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $150.0 million outstanding on its 2018 term loan facility, $700.0 million of senior unsecured notes, and $250.2 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At March 31, 2022, Easterly’s outstanding debt had a weighted average maturity of 6.5 years and a weighted average interest rate of 3.5%. As of March 31, 2022, Easterly’s Net Debt to total enterprise value was 35.9% and its Adjusted Net Debt to annualized quarterly pro forma EBITDA ratio was 6.7x.

During the quarter ended March 31, 2022, the Company issued 434,925 shares of the Company's common stock through the Company's December 2019 ATM Program at a net weighted average price of $21.63 per share, raising net proceeds to the Company of approximately $9.4 million. All shares issued in the quarter ended March 31, 2022 were issued in settlement of certain forward sales transactions entered into in prior quarters under the December 2019 ATM Program.

As of the date of this release, the Company expects to receive aggregate net proceeds of approximately $92.5 million from the sale of an aggregate of 4,259,000 shares of the Company's common stock that have not yet been settled, including 2,309,000 shares pursuant to the Offering, and 1,950,000 shares from sales under the Company's December 2019 ATM Program, assuming these forward sales transactions are physically settled in full using a net weighted average combined initial forward sales price of $21.72 per share.

Dividend

On April 27, 2022, the Board of Directors of Easterly approved a cash dividend for the first quarter of 2022 in the amount of $0.265 per common share. The dividend will be payable May 25, 2022 to shareholders of record on May 13, 2022.

Subsequent Events

On April 1, 2022, as previously announced, the Company acquired, through its JV, the 77,128 leased square foot mental health clinic leased to the Department of Veterans Affairs (VA) located in Birmingham, Alabama (“VA - Birmingham”). VA - Birmingham is the fifth property to be acquired in the previously announced portfolio of 10 properties 100% leased to the VA under predominately 20-year firm term leases (the “VA Portfolio”).

On April 28, 2022, the Board of Directors of Easterly authorized a share repurchase program whereby the Company may repurchase up to 4,538,994 shares of its common stock, or approximately 5% of its outstanding shares as of the authorization date. Under this authorization, Easterly is not required to purchase shares, but may choose to do so in the open market or through privately negotiated transactions at times and amounts based on the Company’s evaluation of market conditions and other factors.

Guidance

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2022

The Company is maintaining its guidance for 2022 FFO per share on a fully diluted basis in a range of $1.34 - $1.36.

	Low	High
Net income (loss) per share – fully diluted basis	$0.27	0.29
Plus: real estate depreciation and amortization	$1.07	1.07

FFO per share – fully diluted basis	$1.34	1.36

This guidance assumes (i) $200.0 – $250.0 million of wholly owned acquisitions, (ii) the closing of properties in the VA Portfolio totaling approximately $145.0 million at the Company’s pro rata share, and (iii) up to $10.0 million of gross development-related investment during 2022.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items, nonrecurring expenditures and the unconsolidated real estate venture’s allocated share of these adjustments. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization, (gain) loss on the sale of operating properties, and the unconsolidated real estate venture’s allocated share of these adjustments. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper – 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, amortization of above-/below-market leases, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation, depreciation of non-real estate assets, other non-cash items, and the unconsolidated real estate venture’s allocated share of these adjustments. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties. Certain prior year amounts have been updated to conform to the current year FFO, as Adjusted definition.

Net Debt and Adjusted Net Debt. Net Debt represents our consolidated debt and our share of unconsolidated debt adjusted to exclude our share of unamortized premiums and discounts and deferred financing fees, less our share of cash and cash equivalents and property acquisition closing escrow, net of deposit. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 21 of the Company’s Q1 2022 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 11:00 am Eastern time on May 3, 2022, to review the first quarter 2022 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through May 17, 2022, by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13728660. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE: DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Supervisory Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; the continuing adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and on our financial condition and results of operations; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with our joint venture activities; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (SEC) on February 28, 2022, and under the heading “Risk Factors” in our other public filings.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	March 31, 2022	December 31, 2021
Assets
Real estate properties, net	$2,388,592	$2,399,188
Cash and cash equivalents	7,793	11,132
Restricted cash	9,545	9,011
Tenant accounts receivable	58,643	58,733
Investment in unconsolidated real estate venture	152,374	131,840
Intangible assets, net	179,609	186,307
Interest rate swaps	1,136	-
Prepaid expenses and other assets	34,642	29,901
Total assets	$2,832,334	$2,826,112

Liabilities
Revolving credit facility	35,000	14,500
Term loan facilities, net	248,679	248,579
Notes payable, net	695,703	695,589
Mortgage notes payable, net	250,945	252,421
Intangible liabilities, net	18,491	19,718
Deferred revenue	85,910	87,134
Interest rate swaps	1,330	5,700
Accounts payable, accrued expenses and other liabilities	56,931	60,890
Total liabilities	1,392,989	1,384,531

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
90,779,897 and 90,147,868 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	908	901
Additional paid-in capital	1,614,798	1,604,712
Retained earnings	69,364	62,023
Cumulative dividends	(403,788)	(379,895)
Accumulated other comprehensive loss	(172)	(5,072)
Total stockholders' equity	1,281,110	1,282,669
Non-controlling interest in Operating Partnership	158,235	158,912
Total equity	1,439,345	1,441,581
Total liabilities and equity	$2,832,334	$2,826,112

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2022	March 31, 2021
Revenues
Rental income	$70,439	$64,179
Tenant reimbursements	1,144	320
Asset management income	248	-
Other income	471	502
Total revenues	72,302	65,001

Expenses
Property operating	15,458	12,094
Real estate taxes	7,826	7,286
Depreciation and amortization	24,159	22,325
Acquisition costs	362	487
Corporate general and administrative	5,983	5,808
Total expenses	53,788	48,000

Other income (expense)
Income from unconsolidated real estate venture	631	-
Interest expense, net	(10,882)	(9,121)
Net income	8,263	7,880

Non-controlling interest in Operating Partnership	(922)	(889)
Net income available to Easterly Government
Properties, Inc.	$7,341	$6,991

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.08	$0.08
Diluted	$0.08	$0.08

Weighted-average common shares outstanding:
Basic	90,150,518	82,120,353
Diluted	90,571,571	82,596,597

Net income, per share - fully diluted basis	$0.08	$0.09

Weighted average common shares outstanding -
fully diluted basis	101,538,051	92,649,090

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2022	March 31, 2021
Net income	$8,263	$7,880
Depreciation and amortization	24,159	22,325
Interest expense	10,882	9,121
Tax expense	51	134
Unconsolidated real estate venture allocated share of above adjustments	928	-
EBITDA	$44,283	$39,460

Net income	$8,263	$7,880
Depreciation of real estate assets	23,912	22,318
Unconsolidated real estate venture allocated share of above adjustments	878	-
FFO	$33,053	$30,198
Adjustments to FFO:
Acquisition costs	362	487
Straight-line rent and other non-cash adjustments	(982)	(1,413)
Amortization of above-/below-market leases	(860)	(1,286)
Amortization of deferred revenue	(1,398)	(1,421)
Non-cash interest expense	225	363
Non-cash compensation	1,629	1,334
Depreciation of non-real estate assets	247	7
Unconsolidated real estate venture allocated share of above adjustments	(299)	-
FFO, as Adjusted	$31,977	$28,269

FFO, per share - fully diluted basis	$0.33	$0.33
FFO, as Adjusted, per share - fully diluted basis	$0.31	$0.31

FFO, as Adjusted	$31,977	$28,269
Acquisition costs	(362)	(487)
Principal amortization	(1,300)	(940)
Maintenance capital expenditures	(934)	(1,250)
Contractual tenant improvements	(617)	(1,162)
Unconsolidated real estate venture allocated share of above adjustments	-	-
Cash Available for Distribution (CAD)	$28,764	$24,430

Weighted average common shares outstanding - fully diluted basis	101,538,051	92,649,090

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

March 31, 2022
Total Debt(1)	$1,235,158
Less: cash and cash equivalents	(8,038)
Less: property acquisition closing escrow, net of deposit	(21,603)
Net Debt	$1,205,517
Less: adjustment for development projects(2)	(12,254)
Adjusted Net Debt	$1,193,263

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 4.